EXHIBIT 99.1

NIMIN ENERGY TO VOLUNTARILY DELIST

FROM THE TORONTO STOCK EXCHANGE

AND TRANSFER LISTING TO NEX

Carpinteria, CA – October 10, 2012 – NiMin Energy Corp. (TSX:NNN) (the “Company” or “NiMin”) announces that its common shares will be voluntarily delisted from the Toronto Stock Exchange (“TSX”) after the close of trading on October 22, 2012 (the date on which NiMin’s initial distribution will be payable as announced on September 24, 2012 and further detailed on September 28, 2012) and its listing will be transferred to the NEX, a separate board of the TSX Venture Exchange, effective as of market open on October 23, 2012. From and after October 23, 2012, NiMin’s common shares will trade on the NEX under the symbol “NNN.H”.

As described in NiMin’s management information circular dated May 23, 2012, the common shares are being voluntarily delisted from the TSX as NiMin is no longer able to meet the TSX’s listing requirements following the sale of substantially all of its assets as previously announced. NiMin’s common shares will be listed on the NEX in order to maintain liquidity during the Company’s voluntary liquidation and dissolution process; however, NiMin cannot give any assurance that an active or liquid market for its common shares will develop or be sustained.

About NiMin Energy

NiMin is a public company whose shares are listed for trading on the Toronto Stock Exchange (TSX) under the symbol “NNN”.

Cautionary Statements

This news release contains forward-looking statements and information (“forward-looking statements”) within the meaning of applicable securities laws including statements regarding the Company’s voluntary delisting from the TSX and listing on the NEX, timing in connection therewith and the liquidity of the Company’s common shares. Although NiMin believes that the expectations reflected in its forward-looking statements are reasonable, such statements have been based upon currently available information to NiMin. Such statements are subject to known and unknown risks, uncertainties and other factors that could influence actual results or events and cause actual results or events to differ materially from those stated, anticipated or implied in forward-looking statements. The risks, uncertainties, material assumptions and other factors that could affect actual results are discussed in more detail in NiMin’s management information circular and its Annual Information Form/Annual Report on Form 10-K and other documents available at www.sedar.com and www.sec.gov. Readers are cautioned to not place undue reliance on forward-looking statements. The statements in this press release are made as of the date of this release, and, except as required by applicable law, NiMin does not undertake any obligation to publicly update or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this document are expressly qualified by this cautionary statement. NiMin undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of NiMin or the transactions discussed herein.

CONTACTS:

Jonathan Wimbish, CFA

NiMin Energy Corp.

Chief Financial Officer

+1 (805) 566-2900

jwimbish@niminenergy.com